Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference of our report dated April 12, 2017, except for Note 3 dated March 29, 2018, to the Registration Statement on Form S-1 related to the consolidated financial statements of Staffing 360 Solutions, Inc. for the transition period ended December 31, 2016 and for the fiscal year ended May 31, 2016 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ RBSM LLP

New York, NY

January 30, 2019